UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 4, 2020
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1465 North Scottsdale Road, Suite 400
Scottsdale, AZ 85257
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LLNW	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2020, Limelight Networks, Inc. (the “Company”) held its annual meeting of stockholders. At the annual meeting, the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below:

Proposal 1: The Company’s stockholders approved a proposal to re-elect the following Class I directors to the Company’s Board of Directors, to hold office until the 2023 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified), with voting results as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Walter D. Amaral	73,988,095	8,036,762	22,018,720
Scott Genereux	78,885,200	3,139,657	22,018,720
Patricia Hadden	79,423,852	2,601,005	22,018,720

Proposal 2: The Company’s stockholders approved a proposal to ratify the appointment of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2020, with voting results as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,486,533	482,594	74,450	0

Proposal 3: The Company’s stockholders approved on a non-binding, advisory basis, the compensation of the named executive officers of the Company, with voting results as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,796,879	20,017,900	2,210,078	22,018,720

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: June 5, 2020	By:	/s/ Michael DiSanto
Michael DiSanto SVP, Chief Administrative and Legal Officer & Secretary